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                                                                   EXHIBIT 10.23


  THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE
               BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.
                                    [    ]

                             STOCK OPTION AGREEMENT


         THIS STOCK OPTION AGREEMENT ("Agreement") is made as of [    ] ("Grant
Date") between Smithway Motor Xpress Corp., a Nevada corporation (the
"Company"), and [    ], a key employee of one of the Company's operating
subsidiaries (the "Optionee").

                                   BACKGROUND

         The Company has determined that to attract and retain the best available personnel for positions of substantial responsibility and to provide successful management of the Company's business in a manner consistent with the interests of all stockholders, it should offer a compensation package that provides key employees of the Company a chance to participate financially in the success of the Company by developing an equity interest in it. To accomplish the foregoing, the Company adopted its Incentive Stock Plan, as amended (the "Plan") pursuant to resolutions of the Board of Directors and Stockholders dated March 1, 1995. By this Agreement, the Company and the Optionee desire to establish the terms upon which the Company is willing to grant to the Optionee, and upon which the Optionee is willing to accept from the Company an option to purchase shares of Class A Common Stock of the Company ("Common Stock"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed in the Plan.

                                   AGREEMENTS

         1. Grant of Stock Option. Subject to the terms and conditions herein and in the Plan, the Company grants to the Optionee the right and option (the "Option") to purchase from the Company all or any part of an aggregate 37,500 shares of Class A Common Stock, authorized but unissued or, at the option of the Company, treasury stock if available (the "Option Shares"). To the extent allowable, the grant of Option Shares is intended to qualify as an incentive stock option, as such term is defined under Section 422 of the Internal Revenue Code of 1986, as amended. The exercise price for the Option Shares shall be
[    ] per share (the "Purchase Price"), the mean between the lowest reported bid price and the highest reported asked price of the Class A Common Stock on
[    ].

         2. Exercise of Option. Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised only by completing and signing a written notice in substantially the following form:

                  I hereby exercise [all/part of] the Option granted to me by
                  Smithway Motor Xpress Corp. on [    ], and elect to purchase
                  _____________________ shares of the Company's Class A Common
                  Stock for [    ] per share.

         3. Payment of Purchase Price. Payment of the Purchase Price may be made as follows:

                a. In United States dollars in cash or by check, bank draft, or money order payable to the Company;



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                b. At the sole discretion of the Committee, through the delivery of shares of Common Stock with an aggregate Fair Market Value at the date of such delivery equal to the Purchase Price;

                c. At the sole discretion of the Committee, through the surrender of part of the Option or other exercisable options having a difference between (i) the exercise price of such surrendered Options and (ii) the Fair Market Value of the Common Stock equal to the Purchase Price; or

                d. At the sole discretion of the Committee, in any combination of a., b., and c. above.

The Committee in its sole discretion shall determine acceptable methods for surrendering Common Stock or options as payment upon exercise of the Option and may impose such limitations and conditions on the use of Common Stock or options to exercise the Option as it deems appropriate. Among other factors, the Committee will consider the restrictions of Rule 16b-3 under the Securities Exchange Act, or any successor rule, including the holding period, advance notice and election window requirements.

         4. Vesting. Subject to the provisions of Paragraphs 5, 7, and 8, the Option shall vest and become exercisable in whole or in part from time to time, but only in accordance with the following schedule:


             Date                   Number of Shares Subject to Options as to
                                          which Option may be Exercised
-------------------------------- -----------------------------------------------

-------------------------------- -----------------------------------------------

-------------------------------- -----------------------------------------------

-------------------------------- -----------------------------------------------

-------------------------------- -----------------------------------------------

-------------------------------- -----------------------------------------------

No vesting shall occur in the event of termination of Optionee's status as an employee of the Company's subsidiary or if the Option has otherwise terminated under this Agreement prior to such date.

         5. Termination of Option. The Option, to the extent not already exercised, shall terminate upon the first to occur of the following dates:

                a. The date on which the Optionee's employment by the Company is terminated, provided, that if such termination (i) is voluntary, or
         (ii) occurs due to (x) retirement with the consent of the Committee,
         (y) death, or (z) disability (which for all ISOs shall have the meaning ascribed in Section 22(e) of the Code) the Option shall terminate as set forth in Paragraphs c., d., and e., respectively.

                b. Immediately upon the occurrence of any Triggering Event (as defined in Paragraph 13 below);

                c. Thirty (30) days after voluntary termination;

                d. Three years after termination due to retirement with the consent of the Committee or disability (provided, that Optionee recognizes that he or she may not receive ISO tax treatment as to any part of the Option exercised more than twelve (12) months after termination of employment due to disability or three (3) months after termination due to retirement);

                e. Twelve (12) months after the Optionee's death; or



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                f. Notwithstanding any other provision herein, on February 14,
         2013 (being the expiration of a term equal to ten (10) years from the Grant Date).

        6. Adjustments. In the event of any stock split, reverse stock split, stock dividend, business combination, reclassification or similar event, the number of Optioned Shares (including any Option outstanding after termination of employment or death) and the Purchase Price per share shall be proportionately and appropriately adjusted without any change in the aggregate Purchase Price to be paid therefor upon exercise of the Option. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

        7. Liquidation, Sale of Assets or Merger. In the event of a proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed, or an equivalent option shall be substituted, by such successor corporation, unless the Committee determines that the Optionee shall have the right to exercise the Option as to all the Common Stock subject to the Option. If the Committee makes an Option fully exercisable, the Committee shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice (but not later than the expiration of the Option term under Paragraph 5.f.), and the Option will terminate upon the expiration of such period. In the event the thirtieth (30th) day referred to in this Paragraph 7 shall fall on a day that is not a business day, then the thirtieth (30th) day shall be the next following business day.

        8. Acquisition. If any person, corporation or other entity or group thereof other than the Smiths and entities controlled by them (the "Acquiror"), acquires (an "Acquisition"), other than by merger or consolidation or purchase from the Company, the beneficial ownership (as that term is used in Section 13(d)(1) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of shares of the Company's stock which, when added to any other shares, the beneficial ownership of which is held by the Acquiror, shall have more than 50% of the votes that are entitled to be cast at meetings of stockholders, any portion of the Option that was not currently exercisable prior to the date of the Acquisition shall become immediately exercisable and the Optionee may elect, during the period commencing on the date of the Acquisition and ending at the closing of business on the thirtieth (30th) day following the date of the Acquisition, to exercise the Option in whole or in part. In the event the thirtieth (30th) day referred to in this paragraph 8 shall fall on a day that is not a business day, then the thirtieth (30th) day shall be deemed to be the next following business day.

        9. Notices. Any notice to be given under the terms of the Agreement ("Notice") shall be addressed to the Company in care of its Chief Executive Officer at 2031 Quail Avenue, Fort Dodge, Iowa 50501, or at its then current corporate headquarters. Notice to be given to the Optionee shall be addressed to him or her by hand delivery or at his or her then current residential address as appearing on the payroll records. Notice shall be deemed duly given when enclosed in a properly sealed envelope and deposited by certified mail, return receipt requested, in a post office or branch post office regularly maintained by the United States Government.

       10. Transferability of Option. The Option shall not be transferable by the Optionee, otherwise than as set forth in the Plan, and may be exercised during the life of the Optionee only by the Optionee.

       11. Optionee Not a Stockholder. The Optionee shall not be deemed for any purposes to be a stockholder of the Company with respect to any of the Option Shares except to the extent that the Option has been exercised, payment made, and a stock certificate issued.

       12. Disputes or Disagreements. The Optionee agrees, for himself and his personal representatives, that any disputes or disagreements which arise under or as a result of or pursuant to this Agreement shall be





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determined by the Committee in its sole discretion, and that any interpretation by the Committee of the terms of this Agreement shall be final, binding, and conclusive.

       13. Right to Repurchase. Unless approved in writing by the Committee, the Committee may repurchase the Option Shares for the Purchase Price if a Triggering Event, as defined below, occurs any time within five years after the Option for such Option Shares was exercised by Optionee. The Company shall exercise its rights hereunder by written notification to the Optionee to be given within 180 days after the Committee becomes aware of the Triggering Event. A "Triggering Event" shall mean:

                a. Optionee voluntarily terminates employment with the Company or if Optionee's employment is involuntarily terminated for nonperformance of duties and if Optionee subsequently becomes, directly or indirectly a sole proprietor, partner, stockholder, officer, director, employee, independent contractor or consultant of or to any business which is related to the contract or common carriage of goods; or

                b. Optionee's employment is involuntarily terminated for (or voluntarily terminates because of) gross misconduct, fraud, embezzlement, theft or breach of any fiduciary duty to the Company.

       14. Refund of Benefit. Unless approved in writing by the Committee, if a Triggering Event occurs and Optionee has already disposed of all or some of the Option Shares, the Committee may demand, and Optionee shall pay to the Company, the difference between the Purchase Price and the Fair Market Value of the Option Shares on the date of exercise.

       15. Withholding. The Optionee acknowledges that under certain circumstances, including but not limited to a "disqualifying disposition" of an ISO under Section 422(a)(i) of the Code, Optionee may recognize ordinary income which, for tax purposes, is considered payment of wages for services. As a result, the Company may have certain tax withholding and reporting obligations. The Company shall not be obligated to issue any stock certificate upon the exercise of the right to purchase, or the transfer of, Option Shares until the Optionee has delivered sufficient funds to cover all income, FICA, FUTA and other applicable tax withholding. Optionee shall notify the Company of any disqualifying disposition of Option Shares (currently, any disposition within two years of the Grant Date or one year of the exercise date) and take all actions necessary for the Company to obtain a tax deduction if compensation income is deemed to result from any exercise or disposition. Optionee shall indemnify and hold the Company harmless against any loss it may experience as a result of Optionee's failure to comply with this paragraph. At the Committee's sole discretion, to satisfy the Company's withholding obligations, the Company may retain such number of shares of Common Stock subject to the exercised Option which have an aggregate Fair Market Value (as defined in the Plan) on the date of exercise equal to the Company's aggregate federal, state, local and foreign tax withholding obligations as a result of the exercise of the Option by Optionee. The Committee may consider the Optionee's preference in making such determination, but the Optionee acknowledges that the Committee is under no obligation to follow or even consider Optionee's preference, and that the Committee will consider the Section 16 restrictions, including the holding period, advance notice and election windows required for any withholding of shares to be exempt.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer, and the Optionee has hereunto affixed his or her signature.

Smithway Motor Xpress Corp.,
a Nevada corporation

By:
    --------------------------------         -----------------------------------
                                             [    ]


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